SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): September 27, 2022

RC-1, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-210960	26-1449268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 S. State Street

Suite S103

Newtown, PA 18940

(Address of Principal Executive Offices) (Zip Code)

833-366-3785

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter).

Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 2.01 Completion of Acquisition or Disposition of Assets.

Explanatory Note

On June 4, 2021, RC-1, Inc. (the “Company”) filed its Form 10-Q for the fiscal quarter ended March 31, 2021. In this Form 10-Q, the Company disclosed the acquisition on May 31, 2021 of Media Design Associates, Inc., a Florida corporation based in Ft. Lauderdale, Florida (“MDA”) and Booyah Technologies LLC, a Pennsylvania limited liability company based in Huntington Valley, PA (“Booyah”).

The MDA acquisition was consummated pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated as of May 31, 2021 by and among the Company, MDA Acquisition Corporation, a wholly-owned subsidiary of the Company (the “Merger Subsidiary”), MDA and Michael Wohl, a resident of the State of Florida. Pursuant to the terms of the Merger Agreement, the Merger Subsidiary merged with and into MDA (the “Merger”) and Michael Wohl was issued 10,263,158 shares of our Common Stock and a promissory note in the amount of $625,000 (the “Note”). The shares of our Common Stock issued to Michael Wohl were valued at a negotiated price of $0.2436 per share. The Merger Agreement includes a Seller’s recission option to be exercised in his sole, good faith and reasonable discretion if certain events, as defined in the Merger Agreement, have occurred during the recission period. The recission option was not exercised by the Seller and expired on December 31, 2021.

The Booyah acquisition was consummated pursuant to a Membership Interest Purchase Agreement (the “Purchase Agreement”) dated as of May 31, 2021 by and among the Company, Booyah and Ben Marlow, a resident of the Commonwealth of Pennsylvania. Pursuant to the terms of the Purchase Agreement, the Company issued 7,244,626 shares of our Common Stock to Ben Marlow in exchange for all of the outstanding membership interests of Booyah (the “Exchange”). Booyah is now a wholly owned subsidiary of the Company as a result of this Exchange. The shares of our Common Stock issued to Ben Marlow were valued at a negotiated price of $0.2436 per share.

The Form 10-Q included the Purchase Agreements for MDA and Booyah but did not include the respective audited financial statements or the pro-forma unaudited financial statements of the combined entity. This Form 8-K is filed to include the financial statement information required under Item 9.01 of Form 8-K in connection with the acquisition of both MDA and Booyah.

Item 9.01 Financial Statements and Exhibits.

(a)      Financial Statements of Business Acquired.

The following financial statements of Media Design Associates, Inc. are being filed as exhibits hereto and are incorporated by reference herein.

Exhibit 99.1 — The Media Design Associates, Inc. audited financial statements and related notes thereto, including the independent auditor’s report as of and for the years ended December 31, 2019 and 2020.

Exhibit 99.2 — The unaudited interim condensed financial statements and related notes thereto for the three months ended March 31, 2021 and 2020.

Exhibit 99.3 — The Booyah Technologies LLC audited financial statements and related notes thereto, including the independent auditor’s report as of and for the years ended December 31, 2019 and 2020.

Exhibit 99.4 —The unaudited interim condensed financial statements and related notes thereto for the three months ended March 31, 2021 and 2020.

(b)      Pro Forma Financial Information.

The following pro forma financial information is being filed as an exhibit hereto and is incorporated by reference herein:

Exhibit 99.5 — Unaudited pro forma condensed consolidated financial statements for the fiscal year ended March 31, 2021 to give effect to the acquisition transactions between RC-1, Inc. and Media Design Associates, Inc. and RC-1 and Booyah Technologies LLC.

(c)      Not Applicable.

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(d)      Exhibits.

Exhibit No.	Description

99.1	Audited Financial Statements of Media Design Associates, Inc. for the fiscal years ended December 31, 2019 and 2020*

99.2	Unaudited interim condensed financial statements of Media Design Associates, Inc. and related notes thereto for the three months ended March 31, 2021 and 2020*

99.3	Audited Financial Statements of Booyah Technologies LLC, Inc. for the fiscal years ended December 31, 2019 and 2020*

99.4	Unaudited interim condensed financial statements of Booyah Technologies LLC, Inc. and related notes thereto for the three months ended March 31, 2021 and 2020*

99.5	Unaudited pro forma condensed consolidated financial statements for the fiscal year ended March 31, 2021 to give effect to the acquisition transactions between RC-1, Inc. and Media Design Associates, Inc. and RC-1 and Booyah Technologies LLC*

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

_________________

* Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RC-1, Inc.

Date: October 24, 2022	By:	/s/ John E. Parker
Name: John E. Parker Title: Chief Executive Officer

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